China Security & Surveillance Technology Reports First Quarter 2009 Financial Results

– 1Q09 Revenue Increases 34.3% YoY to $96.42 Million –
– 1Q09 Adjusted Net Income Increases 6.9% YoY to $14.67 Million –
– 1Q09 Cash Balance Increases Sequentially by $24.69 million to $72.47 Million –
–Reaffirms FY09 Revenue, Adjusted Net Income, and Adjusted Diluted EPS Forecast –

SHENZHEN, China, April 30, 2009 – China Security & Surveillance Technology, Inc. ("China Security" or "CSST" or the "Company") (NYSE: CSR; Nasdaq Dubai: CSR), a leading provider of digital surveillance technology in the PRC, today reported its financial results for the first quarter ending March 31, 2009.

First quarter 2009

First quarter 2009 revenue increased 34.3% to $96.42 million, from $71.78 million in first quarter of 2008, driven by continued strong demand for CSST's products and services in both the government and private sectors. Organic revenue was approximately $87.10 million, or 90.3% of total revenue, while revenue from acquired companies was approximately $9.32 million, or 9.7% of total revenue. As a result, organic revenue grew by $23.46 million, or 36.9%, from $63.64 million in the same period of 2008.

In the first quarter, gross profits increased $2.77 million, or 12.4%, to $25.03 million, compared to $22.26 million for the same period last year. First quarter gross margin of 26.0% expanded from 25.0% in the fourth quarter of 2008, but declined year-over-year from 31.0% in the prior year's first quarter. While pricing in the government sector improved during the quarter, price levels in the corporate sector remained lower than the prior year's levels. Income from operations of $7.98 million in first quarter 2009 decreased $3.16 million, or 28.4%, from $11.14 million in first quarter of 2008. Accordingly, operating margins decreased to 8.3%, versus 15.5% for the same period in 2008, primarily due to lower gross margin and the increase of general and administrative expenses and non-cash employee compensation.

GAAP net income of $2.00 million decreased $2.47 million, or 55.3%, from $4.47 million for the same period in 2008. As a percentage of revenues, GAAP net income decreased to 2.1%, from 6.2% for the same period in 2008. Consequently, earnings per diluted share was $0.04 in first quarter 2009, as compared to $0.11 in first quarter of 2008. GAAP results include: (1) approximately $5.38 million, or $0.11 per diluted share, of non-cash expense related to the redemption accretion on convertible notes; (2) approximately $3.06 million, or $0.06 per diluted share, of non-cash expense related to depreciation and amortization of long-lived assets due to our acquisition of subsidiaries, and (3) approximately $4.22 million, or $0.09 per diluted share, of non-cash expense related to employee stock compensation recognized pursuant to SFAS 123 (R).

Excluding these non-cash expenses (see "About Non-GAAP Financial Measures" toward the end of this release), adjusted net income grew 6.9% to $14.67 million, versus $13.72 million in the first quarter of 2008. Adjusted earnings per diluted share was $0.30, a 6.3% decrease from $0.32 per diluted share in the first quarter of 2008, as diluted share count increased 15.3% to 49.36 million, from 42.80 million in the first quarter of 2008.

The Company's cash position at the end of March 31, 2009 increased sequentially by $24.69 million to $72.47 million, from $47.78 million at the end of 2008. Working capital increased sequentially to $241.90 million, versus $231.94 million, and total debt was $174.59 million, up from $163.12 million at the end of 2008.

Mr. Guo Shen Tu, Chief Executive Officer of China Security, commented, "Though the first quarter has seasonally been a slow quarter for us due to the Chinese New Year holiday, I'm delighted that we solidly grew our revenue and generated significant cash from operations. We successfully managed collection of receivables and significantly improved our cash position and working capital. Our first quarter results clearly demonstrate our focus on execution, and I'm pleased that we continue to grow our Company, our brand, and our market leadership. As demand for our products and services remain strong, I'm confident about our abilities to achieve our current revenue and profit forecast for 2009."

Financial Outlook

For the full year 2009, the Company reaffirms its revenue projection of $600 to $630 million. The Company also reaffirms adjusted net income of $108-$113 million and adjusted diluted earnings per share of $2.16-$2.26. The company estimates that non-cash redemption accretion on convertible notes, non-cash employee compensation expense, and depreciation and amortization will be approximately $22.7 million, $18.5 million, and $12.0 million, respectively. The adjusted net income and adjusted earnings per share projections provided above are non-GAAP financial measures and can be reconciled to similar GAAP projections by adding back the estimated non-cash redemption accretion, non-cash employee compensation expense, and depreciation and amortization (see "About Non-GAAP Financial Measures" toward the end of this release).

Mr. Tu concluded, "For the remainder of 2009, we intend to sustain our current momentum and aim to achieve greater synergies across our portfolio of technologies, products, and subsidiaries by focusing on greater cross-selling and cross-development throughout our organization. Even in the context of a slower global economy, we continue to see a growing pipeline of large projects from our core corporate and government customers. Our optimism is supported by our unparalleled product and services offering, our unmatched nationwide distribution, and our leading brand. We believe that our integrated strengths will allow us to expand our market share and help us to capture new markets."

Explanation of Redemption Accretion

The Company raised $60.00 million and $50.00 million through two guaranteed senior unsecured convertible note financings with Citadel Equity Fund Ltd. in February 2007 and April 2007, respectively. These notes bear interest at a rate of 1% per annum and are due in 2012. Under the indentures, if the notes are not converted before their respective maturities, the notes are to be redeemed by the Company on the maturity date at a redemption price equal to 100% of the principal amount of the notes then outstanding plus an additional amount of 15% per annum, calculated on a quarterly compounded basis, plus any accrued and unpaid interest.

As of March 31, 2009, the Company accrued $38.72 million as a redemption amount payable under the notes, $5.38 million of which was included in interest expense in the first quarter of 2009. Unlike the annual interest rate of 1% that the Company is actually paying out to the note holders under the notes on a semi-annual basis, the Company would only pay the accrued redemption amount under the notes if the notes are not converted into the Company's common stock before their respective maturity dates and are redeemed in accordance with their terms. Nevertheless, the Company believes that it must accrue the entire redemption amount under U.S. generally accepted accounting principles.

Conference Call

The Company will hold a conference call to discuss the financial results at 8:00 a.m. ET on April 30, 2009. The Company invites you to join the call by dialing 1-913-312-4373. A live webcast of the conference call will be available at www.csst.com. A replay of the call will be available from April 30, 2009 to May 07, 2009. Listeners may access the replay by dialing 1-719-457-0820, passcode: 6635430.

About China Security & Surveillance Technology, Inc.

Based in Shenzhen, China, China Security manufactures, distributes, installs and services surveillance and safety products and systems as well as develops surveillance and safety related software in China. Its customers are mainly comprised of commercial and government entities and non-profit organizations. China Security has built a diversified customer base through its extensive sales and service network that includes over 150 branch offices and distribution points throughout China. To learn more about the Company visit http://www.csst.com.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude the accrual for the redemption amount payable under certain outstanding convertible notes issued by the Company and certain other non-cash charges. China Security believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that China Security's management excludes when it internally evaluates the performance of China Security's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Security. Accordingly, management excludes the expense arising from the accrual of redemption amounts payable under its outstanding convertible notes and certain other non-cash charges when making operational decisions. China Security believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Security's financial performance in comparison to historical periods. In addition, it allows investors to evaluate China Security's performance using the same methodology and information as that used by China Security's management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, China Security's management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Adjusted Net Income (Unaudited)
All amounts, other than for share and per share amounts, in millions of U.S. dollars

	For the Three Months Ended March 31
	2009	2008

GAAP Net Income attribute to the Company	$2.01	$4.50

Addition:

Depreciation and amortization	3.06	1.90

Non-cash employee compensation	4.22	2.96

Redemption accretion on convertible notes	5.38	4.36

Non-GAAP Net Income	$14.67	$13.72

GAAP DILUTED EPS	0.04	0.11

Addition:

Depreciation and amortization	0.06	0.04

Non-cash employee compensation	0.09	0.07

Redemption accretion on convertible notes	0.11	0.10

Adjusted EPS	0.30	0.32

Share used in computing net income per share (diluted)	49.36 million	42.80 million

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
All amounts, other than for share and per share amounts, in millions of U.S. dollars

	For the Three Months Ended March 31
	2009	2008

GAAP Net Income attribute to the Company	$2.01	$4.50

Addition:

Depreciation and amortization	3.06	1.90

Non-cash employee compensation	4.22	2.96

Redemption accretion on convertible notes	5.38	4.36

Non-GAAP Net Income	$14.67	$13.72

GAAP BASIC EPS	0.04	0.11

Addition:

Depreciation and amortization	0.07	0.04

Non-cash employee compensation	0.09	0.07

Redemption accretion on convertible notes	0.12	0.10

Adjusted EPS	0.32	0.32

Share used in computing net income per share (Basic)	45.04 million	42.74 million

Safe Harbor Statement

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, our future operating results, our expectations regarding the market for surveillance and safety products, our expectations regarding the continued growth of the surveillance and safety market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2008, and other risks mentioned in our other reports filed with the Securities Exchange Commission, or SEC. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:

Company Contact:
Terence Yap
Tel: +86-755-8351-6102
Email: terence.yap@csst.com

Kewa Luo
Tel: +1-412-512-6655
Email: kewa@csst.com

Investor Contact:
ICR:
Michael Tieu
Tel: +86-10-6599-7960
Email: michael.tieu@icrinc.com

Bill Zima
Tel: +1-203-682-8200
Email: bill.zima@icrinc.com

Media Contact:
Patrick Yu
Fleishman-Hillard Hong Kong
Tel: +852-2530-2577
Email: patrick.yu@fleishman.com

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2009 and 2008
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	Three Months Ended March 31
	2009	2008
	(Unaudited)	(Unaudited)
Revenues	$96,416	$71,777
Cost of goods sold (including depreciation and amortization for the three months ended March 31, 2009 and 2008 of $241 and $83, respectively)	71,390	49,521
Gross profit	25,026	22,256
Selling and marketing	2,714	2,142
General and administrative (including non cash employee compensation for the three months ended March 31, 2009 and 2008 of $4,218 and $2,958, respectively)	11,507	7,162
Depreciation and amortization	2,822	1,817
Income from operations	7,983	11,135
Interest income	29	55
Interest expense	(6,037)	(4,863)
Other income, net	229	320
Income before income taxes	2,204	6,647
Income taxes	(202)	(2,176)
Net income	2,002	4,471
Add: Net loss attributable to the noncontrolling interest	11	25
Net income attributable to the Company	2,013	4,496
Foreign currency translation gain	54	8,504
Comprehensive Income Attributable To The Company	2,067	13,000
Comprehensive Loss Attributable To The Noncontrolling Interest	(11)	(25)

Comprehensive Income	$2,056	$12,975

NET INCOME PER SHARE
ATTRIBUTABLE TO THE COMPANY'S COMMON SHAREHOLDERS
BASIC	$0.04	$0.11
DILUTED	$0.04	$0.11
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	45,040,994	42,738,195
DILUTED	49,362,254	42,796,797

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2009 (UNAUDITED) AND DECEMBER 31, 2008
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$72,471	$47,779
Accounts receivable, net	132,799	148,205
Inventories, net	127,110	117,042
Prepayments and deposits	7,052	7,280
Advances to suppliers	38,461	17,120
Other receivables	12,614	14,065
Deferred tax assets - current portion	8	32
Total current assets	390,515	351,523
Deposits for acquisition of subsidiaries, intangible assets and properties	5,985	7,855
Plant and equipment, net	74,679	74,523
Land use rights, net	7,632	7,675
Intangible assets	59,144	56,913
Contingently returnable acquisition consideration	1,176	1,176
Goodwill	75,529	73,216
Deferred financing cost	1,124	1,082
Deferred tax assets - non-current portion	246	253
TOTAL ASSETS	$616,030	$574,216

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable - short term	$17,555	$10,242
Obligation under product financing arrangements – short term	2,682	2,469
Accounts payable	47,613	50,756
Accrued expenses	12,605	10,263
Advances from customers	51,822	28,621
Taxes payable	1,955	4,115
Payables for acquisition of businesses, properties and land use rights	13,360	11,915
Deferred income	1,022	1,207
Total current liabilities	148,614	119,588
LONG-TERM LIABILITIES
Notes payable - long term	1,389	2,853
Obligation under product financing arrangements – long term	4,242	4,214
Convertible notes payable	148,717	143,342
Total liabilities	302,962	269,997
EQUITY
Shareholders' equity of the Company:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding
Common stock, $0.0001 par value; 290,000,000 shares authorized, 50,043,211 (March 31, 2009) and 49,142,592 (December 31, 2008) shares issued and outstanding	5	5
Additional paid-in capital	171,599	164,806
Retained earnings	111,418	109,405
Statutory reserves	804	804
Accumulated other comprehensive income	29,221	29,167
Total shareholders' equity of the Company	313,047	304,187
Noncontrolling interest	21	32
Total equity	313,068	304,219
TOTAL LIABILITIES AND EQUITY	$616,030	$574,216

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 and 2008
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	Three Months Ended March 31
	2009	2008
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,002	$4,471
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful debts	1,396	--
Depreciation and amortization	3,063	1,900
Amortization of consultancy services	11	33
Amortization of deferred financing cost	109	9
Non-cash employee compensation	4,218	2,958
Redemption accretion on convertible notes	5,375	4,363
Deferred taxes	31	1
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	15,342	(12,396)
Related party receivables	--	261
Other receivables	1,739	(3,077)
Inventories	(9,441)	4,239
Prepayments and deposits	466	673
Advances to suppliers	(21,315)	(1,133)
(Decrease) increase in:
Accounts payable and accrued expenses	(2,222)	(1,277)
Advances from customers	23,195	(1,393)
Taxes payable	(2,350)	(2,194)
Deferred income	(184)	53
Net cash provided by (used in) operating activities	21,435	(2,509)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to plant and equipment	(393)	(830)
Additions to intangible assets	(804)	(543)
Deposits paid for acquisition of subsidiaries	--	(12,944)
Payments for business acquisitions	(1,881)	--
Cash acquired in business combinations	273	--
Proceeds from disposal of land use rights and properties	--	3,379
Net cash used in investing activities	(2,805)	(10,938)
CASH FLOWS FROM FINANCING ACTIVITIES:
Warrants exercised	--	277
New borrowings, net of issuing cost	13,166	4,274
Repayment of borrowings	(7,314)	(5,827)
New borrowings from obligation under product financing arrangements	891	--
Repayment of obligation under product financing arrangements	(798)	--
Net cash provided by (used in) financing activities	5,945	(1,276)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24,575	(14,723)
Effect of exchange rate changes on cash	117	2,764
Cash and cash equivalents, beginning of period	47,779	89,071
CASH AND CASH EQUIVALENTS, END OF PERIOD	$72,471	$77,112